Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2022, relating to the financial statements of Expro Group Holdings N.V. and the effectiveness of Expro Group Holdings N.V.’s internal control over financial reporting, appearing in the Annual Report on Form 10K of Expro Group Holdings N.V for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
July 5, 2022